Exhibit 5.1

Top Wealth Group Holding Limited	D +852 3656 6054
E nathan.powell@ogier.com

Reference: NMP/JTC/504763.000001

2 July 2024

Dear Sirs

Top Wealth Group Holding Limited (the Company)

We have acted as Cayman Islands counsel to the Company in connection with the filing of the Company’s prospectus (the Prospectus) with the United States Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended (the Securities Act), forming part of the registration statement on Form F-1 (File No. 333-275684) which was declared effective on 29 March 2024, including all amendments or supplements thereto (including its exhibits, the Registration Statement). The Prospectus relates to the resale (the Resale) of 6,840,000 Ordinary Shares (as defined in below) by the Selling Shareholders as identified in Prospectus (the Resale Shares).

We are furnishing this opinion as Exhibit 5.1 and 23.1 to the Prospectus.

Unless a contrary intention appears, all capitalised terms used in this opinion have the respective meanings set forth in the Documents.

1	Documents examined

For the purposes of giving this opinion, we have examined originals, copies, or drafts of the following documents: (the Documents):

(a)	the certificate of incorporation of the Company dated 1 February 2023 issued by the Registrar of Companies of the Cayman Islands (the Registrar);

(b)	the memorandum and articles of association of the Company as filed with the Registrar on 1 February 2023 (respectively, the Memorandum and the Articles);

(c)	a certificate of good standing dated 27 June 2024 (the Good Standing Certificate) issued by the Registrar in respect of the Company;

(d)	the register of directors of the Company as provided to us on 28 June 2024 (the ROD);

Ogier Providing advice on British Virgin Islands, Cayman Islands and Guernsey laws Floor 11 Central Tower 28 Queen’s Road Central Central Hong Kong T +852 3656 6000 F +852 3656 6001 ogier.com	Partners Nicholas Plowman Nathan Powell Anthony Oakes Oliver Payne Kate Hodson David Nelson Justin Davis Florence Chan*	Lin Han† Cecilia Li** Rachel Huang** Joanne Collett** Richard Bennett**‡ James Bergstrom‡ Marcus Leese‡	* admitted in New Zealand † admitted in New York ** admitted in England and Wales ‡ not ordinarily resident in Hong Kong

(e)	the listed register of members of the Company as provided to us 28 June 2024 showing the total issued shares of the Company as at 28 June 2024 (the ROM, and together with the ROD, the Registers);

(f)	a copy of written resolutions of the directors of the Company dated 28 June 2024 approving the Company’s filing of the Prospectus and the Resale (the Board Resolutions);

(g)	a certificate from a director of the Company dated the date of this opinion as to certain matters of facts (the Director’s Certificate); and

(h)	the Prospectus.

2	Assumptions

In giving this opinion we have relied upon the assumptions set forth in this paragraph 2 without having carried out any independent investigation or verification in respect of those assumptions:

(a)	all original documents examined by us are authentic and complete;

(b)	all copy documents examined by us (whether in facsimile, electronic or other form) conform to the originals and those originals are authentic and complete;

(c)	all signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine;

(d)	each of the Good Standing Certificate, the Registers and the Director’s Certificate is accurate and complete as at the date of this opinion;

(e)	the Memorandum and Articles provided to us are in full force and effect and have not been amended, varied, supplemented or revoked in any respect;

(f)	all copies of the Prospectus are true and correct copies and the Prospectus conform in every material respect to the latest drafts of the same produced to us and, where the Prospectus has been provided to us in successive drafts marked-up to indicate changes to such documents, all such changes have been so indicated;

(g)	the Board Resolutions remain in full force and effect, have not been, and will not be rescinded or amended, and each of the directors of the Company has acted in good faith with a view to the best interests of the Company and has exercised the standard of care, diligence and skill that is required of him or her in approving the Resale and the transactions set out in the Board Resolutions and no director has a financial interest in or other relationship to a party of the transactions contemplated by the Resale and the Board Resolutions which has not been properly disclosed in the Board Resolutions;

(h)	no invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any Ordinary Shares and none of the Ordinary Shares have been offered or issued to residents of the Cayman Islands; and

(i)	there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein.

3	Opinions

On the basis of the examinations and assumptions referred to above and subject to the limitations and qualifications set forth in paragraph 4 below, we are of the opinion that:

Corporate status

(a)	The Company has been duly incorporated as an exempted company with limited liability on 1 February 2023 and is validly existing and in good standing under the laws of the Cayman Islands.

Authorised Share capital

(b)	The authorised share capital of the Company is US$50,000 divided into 500,000,000 ordinary shares of a par value of US$0.0001 each (the Ordinary Shares).

Corporate Authorisation

(c)	The Company has taken all requisite corporate action to authorise the issuance and sale of the Resale Shares under the Prospectus.

Valid Issuance of the Resale Shares

(d)	The Resale Shares being proposed for resale by the Selling Shareholders have been validly issued, fully paid and non-assessable.

The Prospectus

(e)	The statements contained in the Prospectus which pertain to Cayman Islands law, including without limitation, in the sections headed “Taxation - Cayman Islands Taxation”, “Description of Share Capital” and “Enforceability of Civil Liabilities”, in so far as they purport to summarise the laws or regulations of the Cayman Islands, are accurate in all material respects and that such statements constitute our opinion.

4	Limitations and Qualifications

4.1	We offer no opinion:

(a)	as to any laws other than the laws of the Cayman Islands, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in the Documents to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the Cayman Islands; or

(b)	except to the extent that this opinion expressly provides otherwise, as to the commercial terms of, or the validity, enforceability or effect of the Prospectus, the accuracy of representations, the fulfilment of warranties or conditions, the occurrence of events of default or terminating events or the existence of any conflicts or inconsistencies among the Prospectus and any other agreements into which the Company may have entered or any other documents.

4.2	Under the Companies Act (Revised) (Companies Act) of the Cayman Islands annual returns in respect of the Company must be filed with the Registrar of Companies in the Cayman Islands, together with payment of annual filing fees. A failure to file annual returns and pay annual filing fees may result in the Company being struck off the Register of Companies, following which its assets will vest in the Financial Secretary of the Cayman Islands and will be subject to disposition or retention for the benefit of the public of the Cayman Islands.

4.3	In good standing means only that as of the date of this opinion the Company is up-to-date with the filing of its annual returns and payment of annual fees with the Registrar of Companies. We have made no enquiries into the Company’s good standing with respect to any filings or payment of fees, or both, that it may be required to make under the laws of the Cayman Islands other than the Companies Act.

5	Governing law of this opinion

5.1	This opinion is:

(a)	governed by, and shall be construed in accordance with, the laws of the Cayman Islands;

(b)	limited to the matters expressly stated in it; and

(c)	confined to, and given on the basis of, the laws and practice in the Cayman Islands at the date of this opinion.

5.2	Unless otherwise indicated, a reference to any specific Cayman Islands legislation is a reference to that legislation as amended to, and as in force at, the date of this opinion.

6	Reliance

We hereby consent to the filing of this opinion as an exhibit to the Prospectus and to the reference to our firm under the headings “Risk Factors”, “Enforceability of Civil Liabilities” and “Legal Matters” of the Prospectus. In giving such consent, we do not believe that we are “experts” within the meaning of such term used in the Securities Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Prospectus, including this opinion as an exhibit or otherwise.

This opinion may be used only in connection with the offer and sale of the Resale Shares and while the Registration Statement and the Prospectus is effective.

Yours faithfully

/s/ Ogier
Ogier